Exhibit 4.3

SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of July 31, 2015, among Builders FirstSource, Inc., a Delaware corporation, as issuer (the “Issuer”) pursuant to the Indenture referred to below, the subsidiaries of the Issuer set forth on the signature page hereto (the “Guaranteeing Subsidiaries”), and Wilmington Trust, National Association, as trustee (under the Indenture referred to below) (the “Trustee”).

WITNESSETH

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 29, 2013, providing for the issuance of an unlimited aggregate principal amount of 7.625% Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and Guaranteeing Subsidiaries are authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.

Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.

Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4.	Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
5.

Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

6.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.

The Trustee. The Trustee shall not be responsible in any manner for or in any respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guaranteeing Subsidiaries.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BUILDERS FIRSTSOURCE - NORTHEAST GROUP, LLC

BUILDERS FIRSTSOURCE -OHIO VALLEY, LLC

BUILDERS FIRSTSOURCE - COLORADO GROUP, LLC

BUILDERS FIRSTSOURCE-COLORADO, LLC

BFS, LLC

PROBUILD HOLDINGS LLC

PROBUILD COMPANY LLC

PROBUILD NORTH TRANSPORTATION, LLC

TIMBER ROOTS, LLC

SPENARD BUILDERS SUPPLY LLC

PRO-BUILD REAL ESTATE HOLDINGS, LLC

BUILDER’S CAPITAL, LLC, each as a Guaranteeing Subsidiary

By:	/s/ Donald F. McAleenan

Name:  Donald F. McAleenan

Title: Senior Vice President and Secretary

BUILDERS FIRSTSOURCE, INC., as Issuer

By:	/s/ Donald F. McAleenan

Name:  Donald F. McAleenan

Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture -- Existing Notes]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/w/ W. Thomas Morris II

Name:  W. Thomas Morris II

Title: Vice President

[Signature Page to Supplemental Indenture -- Existing Notes]